   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON NOVEMBER 19, 1996.



                                                      REGISTRATION NO. 333-15781

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                           --------------------------


                                AMENDMENT NO. 1
                                       TO
                                    FORM S-1
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                               ------------------

                            EARTHLINK NETWORK, INC.
               (Exact Name of Issuer as specified in its Charter)

           DELAWARE                          4825                  95-4481766
 (State or other jurisdiction    (Primary Standard Industrial   (I.R.S. Employer
              of                 Classification Code Number)     Identification
incorporation or organization)                                        No.)

                3100 NEW YORK DRIVE, PASADENA, CALIFORNIA 91107
                                 (818) 296-2400
         (Address and Telephone Number of Principal Executive Offices)

                           --------------------------

                     BARRY W. HALL, CHIEF FINANCIAL OFFICER
                            EARTHLINK NETWORK, INC.
                              3100 NEW YORK DRIVE
                           PASADENA, CALIFORNIA 91107
                                 (818) 296-2400
           (Name, address and telephone number of agent for service)

                           --------------------------

                                   COPIES TO:

         Scott M. Hobby, Esq.                       Alan Singer, Esq.
       J. Stephen Hufford, Esq.                Morgan, Lewis & Bockius LLP
    W. Tinley Anderson, III, Esq.                 2000 One Logan Square
          Hunton & Williams                  Philadelphia, Pennsylvania 19103
    NationsBank Plaza, Suite 4100                     (215) 963-5000
       600 Peachtree Street, NE
        Atlanta, Georgia 30308
            (404) 888-4000

                           --------------------------

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
AS SOON AS PRACTICABLE AFTER THE EFFECTIVE DATE OF THIS REGISTRATION STATEMENT.

                           --------------------------

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box. / /

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier registration statement for the same offering. / /

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /

                           --------------------------

                        CALCULATION OF REGISTRATION FEE


                                                                  PROPOSED
                                                                   MAXIMUM
                                                                  AGGREGATE        AMOUNT OF
                   TITLE OF EACH CLASS OF                         OFFERING       REGISTRATION
                 SECURITIES TO BE REGISTERED                      PRICE(1)            FEE
Common Stock, $.01 par value.................................    $34,500,000      $10,454.55



(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933.


    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THE REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

    The following are the estimated expenses, other than underwriting discounts and commissions, to be borne by the Company in connection with the issuance and distribution of the Common Stock being registered:


ITEM                                                                              AMOUNT
----------------------------------------------------------------------------  --------------
Securities and Exchange Commission registration fee.........................  $    10,454.55
NASD filing fee.............................................................        3,950
Nasdaq National Market listing fee..........................................        *
Blue Sky fees and expenses..................................................       15,000
Printing and engraving expenses.............................................        *
Legal fees and expenses.....................................................        *
Accounting fees and expenses................................................        *
Transfer Agent and Registrar fee............................................        *
Miscellaneous...............................................................        *
                                                                              --------------
    Total...................................................................  $     *
                                                                              --------------
                                                                              --------------


------------


*   To be completed by amendment.


ITEM 14.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

    Under Section 145 of the General Corporation Law of the State of Delaware, as amended, the Company has the power to indemnify directors and officers under certain prescribed circumstances and subject to certain limitations against certain costs and expenses, including attorneys' fees actually and reasonably incurred in connection with any action, suit or proceeding, whether civil, criminal, administrative or investigative, to which any of them is a party by reason of his or her being a director or officer of the Company if it is determined that he acted in accordance with the applicable standard of conduct set forth in such statutory provision.

    Article XII of the Company's By-laws generally permits indemnification of directors and officers to the fullest extent authorized by the General Corporation Law of the State of Delaware.

    The Company intends to purchase directors' and officers' liability insurance.

ITEM 15.  RECENT SALES OF UNREGISTERED SECURITIES

    Since its inception in May 1994, the Company has issued and sold unregistered securities in the transitions described below. All of the following share and per share amounts have been restated to give effect to all of the Company's stock splits. See Note 12 to Notes to Financial Statements.

Shares of Common Stock

     1. On May 27, 1994, the Company issued 3,000,000 shares of Common Stock to Mr. Dayton as founder's stock for an aggregate price of $1,000.

     2. On June 10, 1994, the Company sold 1,000,000 shares of Common Stock to each of Messrs. Slatkin and O'Donnell, directors of the Company, at a purchase price of $0.05 per share.

     3. On October 17, 1994, the Company sold 441,180 shares of Common Stock to each of Messrs. Slatkin and O'Donnell, directors of the Company, at a purchase price of $0.09 per share.

     4. On March 30, 1995, the Company sold 122,340 shares of Common Stock, to each of Messrs. Slatkin and O'Donnell, directors of the Company, and 489,630 shares of Common Stock to Robert London, at a purchase price of $0.41 per share.

     5. On June 19, 1995, the Company sold 1,654,170 shares of Common Stock to 20 investors, including Messrs. Slatkin, O'Donnell, directors of the Company, and to Mr. Sidney Azeez, a director of the Company, at a purchase price of $0.91 per share.

     6. On October 31, 1995, the Company sold 1,843,490 shares of Common Stock to 19 investors, including Messrs. Slatkin and O'Donnell, directors of the Company, and to Mr. Azeez, a director of the Company, at a purchase price of $2.42 per share.

     7. On January 18, 1996, the Company sold 90,970 shares of Common Stock to Messrs. Linwood Lacy, Jr. and Robert Kavner, directors of the Company, at a purchase price of $2.42 per share.

     8. On March 20, 1996, the Company sold 50,000 shares of Common Stock to Mr. Charles G. Betty, a director of the Company and the Company's President and Chief Operating Officer, at a purchase price of $2.42 per share.

     9. On May 6, 1996, the Company sold 10,245 shares of Common Stock to a sub-contractor at a purchase price of $4.88 per share, which purchase price was paid by performance of certain services.

    10. On May 6, 1996, the Company sold 1,704,920 shares of Common Stock to 34 investors (primarily existing stockholders of the Company), including Messrs. Azeez, Slatkin and O'Donnell, directors of the Company, at a purchase price of $4.88 per share.

    11. On September 8, 1996, the Company issued 75,000 shares of Common Stock to a consultant in consideration of the cancellation of the consulting agreement between the consultant and the Company.

Shares of Series A Convertible Preferred Stock

    12. On September 10, 1996, the Company issued 2,727,273 shares of Series A Convertible Preferred Stock to certain investors, including Messrs. Azeez, Betty, Slatkin, O'Donnell and Lacy, directors of the Company, at a purchase price of $5.50 per share which shares will be automatically converted into shares of Common Stock upon consummation of this offering. In connection with this transaction, certain of these investors were also granted warrants to purchase 200,000 shares of Common Stock having an exercise price of $5.50 per share.

Warrants to Purchase Common Stock

    13. In December 1994 the Company agreed to grant, and on June 18, 1995, the Company granted, Warrants to purchase 150,000 shares of Common Stock at an exercise price of $0.91 per share to each of Messrs. Slatkin and O'Donnell in connection with their provision of a $400,000 credit line to the Company.

    14. On August 31, 1995, the Company granted Warrants to purchase 100,000 shares of Common Stock at an exercise price of $0.91 per share to Mr. Slatkin in connection with his acting as lessee, with the Company, under a $500,000 equipment lease. Mr. Slatkin subsequently transferred one-half of these warrants to Mr. O'Donnell as consideration for his agreement to indemnify Mr. Slatkin for certain liability arising in connection with the lease.

    15. On October 31, 1995, the Company granted Warrants to purchase 20,661 shares of Common Stock at an exercise price of $2.42 per share to David Beckemeyer as partial consideration for the sale of certain of the assets of Beckemeyer Consulting.

    16. On December 1, 1995, the Company granted Warrants to purchase 100,000 shares of Common Stock at an exercise price of $2.42 per share to Mr. Slatkin in connection with their provision of a $250,000 line of credit as security for the lease of the Company's Pasadena, California facility. Mr. Slatkin subsequently transferred one-half of these warrants to Mr. O'Donnell in consideration for his agreement to indemnify Mr. Slatkin for certain liability arising in connection with the line of credit.

    17. Effective January 11, 1996, the Company granted Warrants to purchase 200,000 shares of Common Stock at an exercise price of $2.42 per share to Mr. Slatkin in connection with his acting as lessee, with the Company, under a $1,500,000 equipment lease. Mr. Slatkin subsequently transferred one-half of these warrants to Mr. O'Donnell as consideration for his agreement to indemnify Mr. Slatkin for certain liability arising in connection with the lease.

    18. On January 12, 1996, the Company granted warrants to purchase 100,000 shares of Common Stock at an exercise price of $2.42 per share to each of Messrs. Lacy and Kavner as consideration for their agreeing to serve on the Company's Board of Directors.

    19. On January 18, 1996, the Company granted warrants to purchase 100,000 shares of Common Stock at an exercise price of $2.42 per share to LINC Capital Partners, Inc. ("LINC") in connection with LINC's provision of a $2,000,000 equipment lease credit line.

    20. On February 15, 1996, the Company granted warrants to purchase 10,000 shares of Common Stock at an exercise price of $4.88 per share to Boston Financial & Equity Corporation ("BFE") in connection with BFE's provision of a $700,000 equipment lease credit line.

    21. On May 6, 1996, the Company agreed to issue warrants to purchase up to 100,000 shares of Common Stock at an exercise price of $4.88 per share in connection with the production of commercials on behalf of the Company. In addition, the Company agreed to issue additional warrants to purchase up to a maximum of 600,000 shares of Common Stock based upon the number of subscribers obtained through the commercials. Through December 31, 1997, the exercise price will be $4.88 per share; thereafter, the price will be set at the fair market value of the Common Stock of the Company.

    22. On May 10, 1996, the Company issued warrants to purchase 90,957 shares of Common Stock at an exercise price of $4.88 per share for lease lines.

    23. On May 10, 1996, the Company entered into consulting agreements with two consultants. In connection with these agreements, the Company agreed that it will issue warrants to purchase an aggregate of 20,000 shares of Common Stock at a per share exercise price of $4.88 per share upon completion of the consulting services.

    24. On May 31, 1996, in connection with the amendment of its agreement with UUNET, the Company agreed to issue warrants to purchase 20,000 shares of Common Stock at $10.00 per share.

    25. On June 6, 1996, the Company issued warrants to purchase 196,670 shares of Common Stock at an exercise price equal to the lesser of (i) $10.00 or (ii) the price at which Common Stock is first sold in a public or private sale after the issuance of the warrants and prior to the issuance of Common Stock subject to such warrants. Messrs. Azeez, Kavner, O'Donnell and Slatkin were granted 13,333, 6,667, 15,000 and 15,000 of these warrants, respectively.

    26. On July 22, 1996, the Company issued warrants to purchase 200,000 shares of Common Stock at an exercise price of $10.00 per share in connection with the execution of its agreement with PSINet.

    27. In September 1996, the Company issued Warrants to purchase 15,000 shares of Common Stock at an exercise price of $5.50 per share to each of three members of the Company's Technology Advisory Council.

Convertible Debt Obligation

    28. On October 31, 1996, UUNET Technology, Inc. purchased from the Company, a $5 million convertible promissory note, convertible into a maximum of 765,000 shares of Common Stock.

Options to Purchase Common Stock

    29. On March 18, 1995, the Company granted non-plan Options to purchase 150,000 shares of Common Stock at an exercise price of $0.30 per share to Mr. Phil Gale in consideration for Mr. Gale's development efforts and as payment for the development by Mr. Gale of certain software for the Company. Upon termination by Mr. Gale of his employment on March 8, 1996, 29,583 of these shares had vested and the balance expired.

    30. On June 19, 1995, the Company granted non-plan Options to purchase 500,000 shares of Common Stock at an exercise price of $0.91 to Mr. Dayton in consideration for his continuing efforts to develop the Company and its business.

    31. On June 19, 1995, the Company granted non-plan Options to purchase 100,000 shares of Common Stock at an exercise price of $0.91 per share to Mr. Robert E. Johnson, Jr. in consideration for his accepting employment with the Company.

    32. On December 1, 1995, the Company granted non-plan Options to purchase 100,000 shares of Common Stock at an exercise price of $2.42 to Mr. Leland C. Thoburn in consideration for his accepting employment with the Company.

    33. In addition to the options described, between September 30, 1995 and September 24, 1996, the Registrant granted options to purchase an aggregate of 2,032,500 shares of Common Stock to employees of the Registrant at exercise prices ranging from $2.42 to $5.50 per share as incentives under the Registrant's 1995 Stock Option Plan. Of these, options for 21,000 shares of Common Stock have been forfeited due to the termination of the employment of various grantees.

    All issuances of securities described above were made in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933 or Section 3(b) of the Securities Act of 1933 and Rule 701 thereunder. The Company believes that all of the securities were acquired by the investors for investment and with no view toward the resale or distribution thereof. In each instance, the investor was either an employee of the Company or a sophisticated investor, the offers and sales were made without any public solicitation and the stock certificates bear restrictive legends. No underwriter was involved in the transactions and no commissions were paid.

ITEM 16.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

    (a)  Exhibits:


 EXHIBIT
 NUMBER                                                       DESCRIPTION
---------             --------------------------------------------------------------------------------------------
   1.1            --  Form of Underwriting Agreement*
   3.1            --  Amended and Restated Certificate of Incorporation**
   3.2            --  Bylaws**
   3.3            --  Certificate of Designation, Preferences and Rights of Series A Convertible Preferred Stock++
   4.1            --  See exhibits 3.1 and 3.2 for provisions of the Certificate of Incorporation and Bylaws defining rights of holders of Common Stock
   4.2            --  Specimen Stock Certificate*
   4.3            --  Form of Warrant Agreement**
   4.4            --  Registration Rights Agreement, Amendment No. 1 to Registration Rights Agreement and
                       Amendment No. 2 to Registration Rights Agreement*
   4.5            --  Buy-Sell Agreement dated June 10, 1995 among the Registrant, Sky Dayton, Reed Slatkin and
                       Kevin O'Donnell***
   5.1            --  Opinion of Hunton & Williams*

 EXHIBIT
 NUMBER                                                       DESCRIPTION
---------             --------------------------------------------------------------------------------------------
   9.1            --  Voting Trust Agreement dated June 10, 1995 among Sky Dayton, Reed Slatkin and Kevin
                       O'Donnell***
  10.1            --  1995 Stock Option Plan and forms of Stock Option Agreement and Stock Purchase Agreement**
  10.2            --  Amended and Restated Stock Option Plan for Directors*
  10.3            --  Master Lease Agreement, dated February 8, 1996, between the Registrant and Boston Financial
                       & Equity Corporation**
  10.4            --  Lease Line Agreement, dated January 30, 1996, between the Registrant and Boston Financial &
                       Equity Corporation**
  10.5            --  Master Lease Agreement, dated September 1, 1995, between the Registrant and LINC Capital
                       Management**
  10.6            --  Netscape Communications Corporation Internet Service Provider Navigator Distribution
                       Agreement dated May 31, 1996, between the Registrant and Netscape Communications
                       Corporation+**
                      (a) Amendment No. 1 to Netscape Communications Corporation Internet Service Provider
                       Agreement++
                      (b) Amendment No. 2 to Netscape Communications Corporation Internet Service Provider
                       Agreement+, ++
  10.7            --  Network Services Agreement dated May 31, 1996, between the Registrant and UUNET
                       Technologies, Inc.+**
                      (a) Addendum No. 1 to Network Services Agreement+
  10.8            --  Software Distribution Agreement (MacTCP) dated October 2, 1995, between the Registrant and
                       Apple Computer, Inc.***
  10.9            --  Employment Agreement, dated January 15, 1996, between the Registrant and Mr. Charles G.
                       Betty**
  10.10           --  Indemnification Agreement, dated August 31, 1995, among the Registrant and Kevin O'Donnell as Indemnitors and Reed Slatkin as Indemnitee**
  10.11           --  Indemnification and Participation Agreement, dated December 1, 1995, among the Registrant and Kevin O'Donnell as Indemnitors and Reed Slatkin as Indemnitee**
  10.12           --  Standard Industrial/Commercial Multi-Tenant Lease, dated December 1, 1995, between the
                       Registrant and Becton, Dickinson***
  10.13           --  Business Loan Agreement, dated June 15, 1995, and Promissory Note in the original principal amount of $250,000 between the Registrant and California United Bank***
  10.14           --  Line of Credit Note in the original principal amount of $250,000, dated June 23, 1995 and
                       Security Agreement, dated June 23, 1995 between the Registrant and the Bank of California,
                       N.A.**
  10.15           --  Line of Credit Note in the original principal amount of $1,000,000, dated November 2, 1995, between the Registrant and the Bank of California, N.A.**
  10.16           --  Production and Distribution Agreement, dated May 6, 1996, between the Registrant and
                       National Media Corporation**
  10.17           --  Documents evidencing the Company's sale of $2,950,000 of its 10% Promissory Notes, dated
                       June 18, 1996:
                       (a) Form of Subscription Agreement***
                       (b) Form of Warrant***
                       (c) Form of 10% Promissory Note***

 EXHIBIT
 NUMBER                                                       DESCRIPTION
---------             --------------------------------------------------------------------------------------------
  10.18           --  Amended and Restated Stock Purchase Agreement Relating to 2,727,273 shares of Series A
                       Convertible Preferred Stock between the Company and the Investors named therein, dated
                       September 10, 1996*
  10.19           --  Internet Wizard Sign-Up Agreement between the Company and Microsoft Corporation, dated
                       August 16, 1996+, ++
  10.20           --  Network Access Agreement between the Company and PSINet, Inc., dated July 22, 1996 and
                       Amendment No. 1 to Network Access Agreement+, ++
  10.21           --  Office Lease by and between The Mutual Life Insurance Company of New York, as Landlord, and
                       the Company, as Tenant, dated September 20, 1996++
  10.22           --  Standard Office Lease -- Gross, by and between Glen Feliz Properties, as Landlord, and the
                       Company, as Tenant, dated July 2, 1996++
  10.23           --  Amended and Restated Note Purchase Agreement between the Company and UUNET Technologies,
                       Inc. dated October 31, 1996 and Convertible Promissory Note*
  11.1            --  Statement re computation of per share earnings++
  23.1            --  Consent of Price Waterhouse LLP, independent public accountants
  23.2            --  Consent of Hunton & Williams (contained in its opinion in exhibit 5.1)*
  23.3            --  Consent of Paul McNulty++
  27.             --  Financial Data Schedule++


------------
  * To be filed by amendment.

 ** Incorporated by reference to the exhibit designated by the same exhibit number and filed as an exhibit to the Company's Registration Statement on Form S-1 (Registration No. 333-5055) filed with the Commission on June 3, 1996.

*** Incorporated by reference to the exhibit designated by the same exhibit number and filed as an exhibit to Amendment No. 1 to the Company's Registration Statement on Form S-1 (Registration No. 333-5055) filed with the Commission on June 27, 1996.
  + Confidential treatment requested.

 ++ Previously filed.


    (b)  Financial Statement Schedules:

    All of the financial statement schedules for which provision is made in the applicable accounting regulations of the Commission are either not required under the related instructions or are inapplicable and have therefore been omitted, except for the Financial Data Schedule referenced above as Exhibit 27 and filed herewith; provided, however, that Exhibit 27 shall not be deemed filed for purposes of Section 11 of the Securities Act, Section 18 of the Exchange Act and Section 323 of the Trust Indenture Act, or otherwise be subject to the liabilities of such sections, nor shall it be deemed a part of this Registration Statement.

ITEM 17.  UNDERTAKINGS

    The Company hereby undertakes to provide the Underwriter at the closing specified in the underwriting agreement, certificates in such denominations and registered in such names as required by the Underwriter to permit prompt delivery to each Purchaser.

    Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons to the Company, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

    The undersigned registrant hereby undertakes that:

    (1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in the form of a prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

    (2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Amendment to its Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pasadena, State of California, on the 19th day of November, 1996.


                                          EARTHLINK NETWORK, INC.


                                          By:          /S/ SKY D. DAYTON


                                             -----------------------------------
                                                        Sky D. Dayton
                                             Chairman of the Board of Directors


    Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment to Registration Statement has been signed by the following persons in the capacities indicated below on the 19th day of November, 1996.



              SIGNATURE                                   TITLE
--------------------------------------    --------------------------------------

          /S/ SKY D. DAYTON
--------------------------------------    Chairman of the Board of Directors
            Sky D. Dayton

         /S/ CHARLES G. BETTY             President, Chief Executive Officer and
--------------------------------------     Director (Principal Executive
           Charles G. Betty                Officer)

          /S/ BARRY W. HALL               Chief Financial Officer (Principal
--------------------------------------     Financial and
            Barry W. Hall                  Accounting Officer)

            SIDNEY AZEEZ*
--------------------------------------    Director
             Sidney Azeez

          ROBERT M. KAVNER*
--------------------------------------    Director
           Robert M. Kavner

        LINWOOD A. LACY, JR.*
--------------------------------------    Director
         Linwood A. Lacy, Jr.

         KEVIN M. O'DONNELL*
--------------------------------------    Director
          Kevin M. O'Donnell

          JOHN W. SIDGMORE*
--------------------------------------    Director
           John W. Sidgmore

           REED E. SLATKIN*
--------------------------------------    Director
           Reed E. Slatkin

       *By:          /S/ SKY D.
                DAYTON
--------------------------------------
            Sky D. Dayton
           Attorney-in-fact

                               INDEX TO EXHIBITS


EXHIBITS                                                                                                     PAGE
---------                                                                                                  ---------
   1.1     Form of Underwriting Agreement*
   3.1     Amended and Restated Certificate of Incorporation**
   3.2     Bylaws**
   3.3     Certificate of Designation Preferences and Rights of Series A Convertible Preferred Stock++
   4.1     See exhibits 3.1, 3.2 and 3.3 for provisions of the Certificate of Incorporation and Bylaws defining rights of holders of Common Stock
   4.2     Specimen Stock Certificate*
   4.3     Form of Warrant Agreement**
   4.4     Registration Rights Agreement, Amendment No. 1 to Registration Rights Agreement and Amendment
            No. 2 to Registration Rights Agreements*
   4.5     Buy-Sell Agreement dated June 10, 1995 among the Registrant, Sky Dayton, Reed Slatkin and
            Kevin O'Donnell***
   5.1     Opinion of Hunton & Williams*
   9.1     Voting Trust Agreement dated June 10, 1995 among Sky Dayton, Reed Slatkin and Kevin
            O'Donnell***
  10.1     1995 Stock Option Plan and forms of Stock Option Agreement and Stock Purchase Agreement**
  10.2     Amended and Restated Stock Option Plan for Directors*
  10.3     Master Lease Agreement, dated February 8, 1996, between the Registrant and Boston Financial &
            Equity Corporation**
  10.4     Lease Line Agreement, dated January 30, 1996, between the Registrant and Boston Financial &
            Equity Corporation**
  10.5     Master Lease Agreement, dated September 1, 1995, between the Registrant and LINC Capital
            Management**
  10.6     Netscape Communications Corporation Internet Service Provider Navigator Distribution Agreement
            dated May 31, 1996, between the Registrant and Netscape Communications Corporation+**
           (a) Amendment No. 1 to Netscape Communications Corporation Internet Service Provider
            Agreement++
           (b) Amendment No. 2 to Netscape Communications Corporation Internet Service Provider
            Agreement+, ++
  10.7     Network Services Agreement dated May 31, 1996, between the Registrant and UUNET Technologies,
            Inc.+**
           (a) Addendum No. 1 to Network Services Agreement+
  10.8     Software Distribution Agreement (MacTCP) dated October 2, 1995, between the Registrant and
            Apple Computer, Inc.***
  10.9     Employment Agreement, dated January 15, 1996, between the Registrant and Mr. Charles G.
            Betty**
  10.10    Indemnification Agreement, dated August 31, 1995, among the Registrant and Kevin O'Donnell as
            Indemnitors and Reed Slatkin as Indemnitee**
  10.11    Indemnification and Participation Agreement, dated December 1, 1995, among the Registrant and
            Kevin O'Donnell as Indemnitors and Reed Slatkin as Indemnitee**
  10.12    Standard Industrial/Commercial Multi-Tenant Lease, dated December 1, 1995, between the
            Registrant and Becton, Dickinson***

EXHIBITS                                                                                                     PAGE
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
  10.13    Business Loan Agreement, dated June 15, 1995, and Promissory Note in the original principal amount of $250,000 between the Registrant and California United Bank***
  10.14    Line of Credit Note in the original principal amount of $250,000, dated June 23, 1995 and
            Security Agreement, dated June 23, 1995 between the Registrant and the Bank of California,
            N.A.**
  10.15    Line of Credit Note in the original principal amount of $1,000,000, dated November 2, 1995, between the Registrant and the Bank of California, N.A.**
  10.16    Production and Distribution Agreement, dated May 6, 1996, between the Registrant and National
            Media Corporation**
  10.17    Documents evidencing the Company's sale of $2,950,000 of its 10% Promissory Notes, dated June
            18, 1996:
            (a) Form of Subscription Agreement***
            (b) Form of Warrant***
            (c) Form of 10% Promissory Note***
  10.18    Amended and Restated Stock Purchase Agreement Relating to 2,727,273 shares of Series A
            Convertible Preferred Stock between the Company and the Investors named therein, dated
            September 10, 1996*
  10.19    Internet Wizard Sign-Up Agreement between the Company and Microsoft Corporation, dated August
            16, 1996+, ++
  10.20    Network Access Agreement between the Company and PSINet, Inc., dated July 22, 1996 and
            Amendment No. 1 to Network Access Agreement+, ++
  10.21    Office Lease by and between The Mutual Life Insurance Company of New York, as Landlord, and
            the Company, as Tenant, dated September 20, 1996++
  10.22    Standard Office Lease -- Gross, by and between Glen Feliz Properties, as Landlord, and the
            Company, as Tenant, dated July 2, 1996++
  10.23    Amended and Restated Note Purchase Agreement between the Company and UUNET Technologies, Inc.
            dated October 31, 1996 and Convertible Promissory Note*
  11.1     Statement re computation of per share earnings++
  23.1     Consent of Price Waterhouse LLP, independent public accountants
  23.2     Consent of Hunton & Williams (contained in its opinion in exhibit 5.1)*
  23.3     Consent of Paul McNulty++
  27.      Financial Data Schedule++
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------------
  * To be filed by amendment.
 ** Incorporated by reference to the Exhibit designated by the same exhibit number and filed as an exhibit to the Company's Registration Statement on
    Form S-1 (Registration No. 333-5055) filed with the Commission on June 3,
    1996.
*** Incorporated by reference to the exhibit designated by the same exhibit number and filed as an exhibit to Amendment No. 1 to the Company's
    Registration Statement on Form S-1 (Registration No. 333-5055) filed with the Commission on June 27, 1996.
  + Confidential treatment requested.

 ++ Previously filed.